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                                                                  Exhibit 10.93

                         MODIFIED AND RESTATED "B" NOTE

            Modified and Restated "B" Note, made as of the 21st day of December, 1982 by and between CHARLOTTE OFFICE TOWER ASSOCIATES, a joint venture formed pursuant to the partnership laws of the State of North Carolina, ("Maker"), having an office at 1400 Charlotte Plaza, Charlotte, North Carolina 28244, and STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a foundation formed according to the laws of the Netherlands, ("Payee"), having an office at Kroostweg Number 149, Zeist, the Netherlands.

            Whereas, by virtue of Assignment dated as of the date hereof from Dutch Institutional Finance Corporation, Inc. to Payee, Payee is the holder of that certain "B" Construction Note dated October 22, 1980 from Maker to Dutch Institutional Finance Corporation, Inc. in the principal amount of $7,500,000 (the "Original Note") on which is presently due and owing the sum of $7,140,000, together with accrued interest in the amount of $1,056,549.27, aggregating $8,196,549.27, and

            Whereas, Maker and Payee have determined to extend the maturity date and modify the terms of payment and certain other provisions of the Original Note.

            NOW THEREFORE, the Original Note is hereby modified effective as of the date hereof and restated in its entirety as follows:

            FOR VALUE RECEIVED, Maker promises to pay to Payee at its office recited above, or order, or at such other place as may be designated in writing by the holder hereof, the principal sum of EIGHT MILLION ONE HUNDRED NINETY-SIX THOUSAND FIVE HUNDRED FORTY-NINE AND 27/100 DOLLARS ($8,196,549.27), in lawful money of the
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United States of America, with interest thereon from the date hereof as set forth below, such principal and interest to be payable as follows:

            Subject to the following provisions of this Notes, interest shall accrue on the outstanding principal sum of EIGHT MILLION ONE HUNDRED NINETY-SIX THOUSAND FIVE HUNDRED FORTY-NINE AND 27/100 DOLLARS ($8,196,549.27), and shall be compounded quarterly, beginning with the date hereof at the rate of ten percent (10%) per annum until December 31, 1992, and thereafter at the rate of twelve percent (12%) per annum until the "Maturity Date" (as hereafter defined).

            The entire unpaid principal balance, together with any accrued interest thereon, shall be due and payable on December 31, 1997 (the "Maturity Date").

            Maker shall make quarterly payments (which shall be adjusted, to the extent necessary, on a calendar year basis) on account of interest and principal under this Note in an amount equal to, and only to the extent of, the "Available Cash Flow", as such term is defined in the "B" Deed of Trust and Security Agreement dated October 22, 1980 and recorded in the Office of the Register of Deeds, Mecklenburg County, North Carolina in Book 4358 at Page 0763, as modified by "B" Extension, Modification and Spreader Agreement dated concurrently herewith (collectively, the "Deed of Trust") securing this Note.

            Maker shall deliver to Payee, within thirty (30) days after the end of each calendar quarter and within ninety (90) days after the end of each calendar year, a detailed statement of the Net Cash Flow and the Available Cash Flow (as such terms are defined in the Deed of Trust) for that calendar quarter or calendar year, as the case may be, and the Available Cash Flow shown on that statement shall then be immediately due and payable to Payee and shall be applied first on


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account of accrued interest and any balance to reduction of principal under this
Note. In the event that Maker shall have made quarterly payments in excess of the Available Cash Flow, as adjusted for any calendar year, Payee shall reimburse Maker any such excess promptly upon receipt of the annual statement together with request for such repayment. Each such statement shall be certified by Maker (or a partner or officer of Maker) or by the then managing agent of the property secured by the Deed of Trust. Such statements shall be deemed binding and conclusive on Payee unless Payee gives Maker notice of any dispute or disagreement regarding such statement within ninety (90) days after Payee's receipt of any such statement. Failure to make any payment required above and the continuance of such default for a period of ten (10) days after the due date is an event of default which shall entitle Payee to declare the entire unpaid balance of this Note immediately due and payable.

            Any dispute between the parties concerning the computation of the Net Cash Flow or the Available Cash Flow hereunder shall be determined by arbitration in Charlotte, North Carolina by the American Arbitration Association or any successor organization, in accordance with its rules then obtaining, and the decision rendered in such arbitration shall be binding upon the parties and may be entered in any court having jurisdiction. If the American Arbitration Association is not then in existence or has no successor, any arbitration hereunder shall be conducted in Charlotte, North Carolina before one arbitrator appointed, on application of either party, by the Senior Resident Superior Court Judge in Mecklenburg County.

            If Crow-Charlotte Office Tower Associates (or any of its Affiliates) exercises its option under the Joint Venture Agreement of Maker dated as of October 22, 1980 to purchase


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the interest of Balsam Mountain, Inc. (or any of its Affiliates) in Maker, then this Note, at the option of Payee, upon notice to Maker (the "Acceleration Notice") given within sixty (60) days after the date Payee is notified of such event, shall become due and payable in its entirety, together with all accrued interest thereon, on the date which is ninety (90) days after the giving of the Acceleration Notice.

            Upon any default hereunder and the continuance of such default for a period of ten (10) days after the due date or any non-monetary default under the Deed of Trust and the continuance of such default for a period of twenty (20) days after delivery of written notice of default by Payee, Maker promises to pay the principal and interest remaining due and unpaid hereunder in accordance with the terms of the Deed of Trust, together with all costs and expenses incurred in connection with the collection or attempted collection hereof and the protection of the security hereof or thereof, including reasonable attorney's fees, whether or not suit is instituted. Interest shall accrue on such amounts from the date of such default at the "Involuntary Rate" (as hereinafter defined) compounded quarterly until the date such amounts are paid. The "Involuntary Rate" shall be an annual rate equal to the greater of (i) 12% or (ii) two percent (2%) in excess of the rate charged from time to time by The Chase Manhattan Bank, N. A. on short term (90 day) unsecured loans to its preferred customers but in no event in excess of the then maximum legal rate.

            Maker agrees to be bound to the extent provided in the Deed of Trust and waives and renounces any and all exemption rights and the benefit of all valuation and appraisal privileges as against the indebtedness evidenced hereby or any renewal or extension thereof except as set forth in the Deed of Trust, waives demand, protest, notice of nonpayment, and any and all lack of


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diligence or delays in the collection or enforcement hereof, and expressly consents to any extension of time, release of any party liable for the indebtedness evidenced hereby, release of any of the security of this Note, acceptance of other security therefor, or any other indulgence or forbearance whatsoever by Payee, any one or all of which may be made without notice to Maker or such released party or any other party.

            This Note may be prepaid in whole or in part, at any time and from time to time, without penalty on ninety (90) days prior written notice.

            As used in this Note the term "Affiliate" shall mean a wholly owned subsidiary of a party, the person or entity which controls such party, or any other entity, the controlling interest in which is held by such party or which is controlled by the same person or entity which controls such party.

            The parties hereto have intended in good faith to comply with all applicable usury laws. Notwithstanding anything to the contrary contained in this Note or any other instrument evidencing, securing, or relating to this Note, Maker shall not be obligated or required to pay interest at a rate which would subject Payee to either criminal or civil liability. If, by the terms of this Note or any other instrument evidencing, securing, or relating to this Note, Maker at any time is required or obligated to pay interest on the principal made available to Maker in an amount or at a rate in excess of the applicable legal maximum, the interest due to Payee shall be immediately and automatically reduced to such maximum, the interest payable shall be computed at such maximum rate, and all prior interest payments in excess of such lawful maximum shall be immediately and automatically applied, and shall be deemed to have been treated as having been applied at the time of receipt, in reduction of the principal balance due under this Note.


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            The principal amount, plus accrued interest, shall become
immediately due and payable at the option of Payee upon the happening of any event by which said balance shall or may become due and payable under the terms of the Deed of Trust subject to any applicable grace period.

            No delays on the part of Payee in exercising any right hereunder or under the Deed of Trust or any other agreement further evidencing or securing this Note shall operate as a waiver thereof or preclude the exercise thereof at any time during the continuance of any default or during the continuance of a subsequent default.

            Maker shall pay the debt evidenced by this Note in full when due and payable provided however that Payee shall not be entitled to enforce any judgment against Maker or the mortgaged property or to retain any proceeds from a foreclosure sale of the mortgaged property except to the extent of the then "Percentage Interest of Developer in the Venture" (as such terms are used and defined in the Joint Venture Agreement of Maker dated as of October 22, 1980).

            This Note may not be modified or terminated orally.

            This Note shall be construed and enforced in accordance with the law of North Carolina.

            The property encumbered by the Deed of Trust is located in Mecklenburg County, North Carolina.

            This Modified and Restated "B" Note may be signed in counterparts. The signatures of the parties hereto on the several counterparts shall have the same effect as if they had all signed the same counterpart.


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            IN WITNESS WHEREOF, Maker has executed this Modified and Restated
"B" Note as of the 21st day of December, 1982, and Payee, by its countersignature hereto acknowledges that the Original Note is superceded in its entirety by the provisions hereof.

                                       CHARLOTTE OFFICE TOWER ASSOCIATES,
                                       a joint venture, Maker

WITNESS:                               By: CROW-CHARLOTTE OFFICE TOWER
                                           ASSOCIATES, a joint  venturer

/s/ (signature illegible)              By  /s/ Fred W. Klein  (SEAL)
-------------------------                  --------------------------
                                           General Partner

ATTEST:                                By: BALSAM MOUNTAIN, INC.,
                                           a joint venturer

/s/ (signature illegible)              By  /s/ Herman A. Vonhof
-------------------------                  --------------------------
                                           President

                                       STICHTING PENSIOENFONDS VOOR DE
                                       GEZONDHEID, GEESTELIJKE EN
WITNESS:                               MAATSCHAPPELIJKE BELANGEN, Payee
                                                                 (SEAL)

/s/ (signature illegible)              By  /s/ Anton F.L. Fiolet
-------------------------                  --------------------------
                                           Attorney-in-Fact


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STATE OF GEORGIA  )
                  :     ss.:
COUNTY OF FULTON  )

            On this 22nd day of December, 1982, personally came before me, Ann
W. Kilby, a Notary Public in and for the State of GEORGIA, Herman A. Vonhof, who, being by me duly sworn, says that he is the President of BALSAM MOUNTAIN, INC., a Georgia corporation, which executed the foregoing instrument as a partner of CHARLOTTE OFFICE TOWER ASSOCIATES, a North Carolina joint venture, that the seal affixed to the foregoing instrument in writing is the corporate seal of the corporation, and that said writing was signed and sealed by him on behalf of said joint venture.

            And the said Herman A. Vonhof acknowledged the said writing to be the act and deed of said corporation.

            WITNESS my hand and notarial seal this 22nd day of December, 1982.

                                                     /s/ Ann W. Kilby
                                                     ----------------
                                                     Notary Public

My Commission expires

  November 6, 1986
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STATE OF TEXAS    )
                  :     ss.:
COUNTY OF DALLAS  )

            I, Christine E. McCorkle, a Notary Public in and for the State of Texas do hereby certify that Fred W. Klein, a general partner of CROW-CHARLOTTE OFFICE TOWER ASSOCIATES, a Texas limited partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said CROW-CHARLOTTE OFFICE TOWER ASSOCIATES as a general partner of CHARLOTTE OFFICE TOWER ASSOCIATES, a North Carolina joint venture, on behalf of said joint venture.

            WITNESS my hand and notarial seal this 9th day of December, 1982.

                                                   /s/ Christine E. McCorkle
                                                   -------------------------
                                                   Notary Public

My Commission expires

  May 21, 1986
  ------------
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COUNTRY OF THE NETHERLANDS    )
                              :     ss.:
CITY OF AMSTERDAM             )

            I hereby certify that on this day before me, a civil law notary, officiating in Amsterdam, The Netherlands, duly authorized and qualified in the Country and City aforesaid to take acknowledgments, personally appeared Anton F.L. Fiolet, well known to me to be the authorized signature of STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a foundation formed according to the laws of The Netherlands, who executed the foregoing instrument on behalf of said foundation in the presence of a subscribing witness, freely and voluntarily, under authority duly vested in him by said foundation, and that said foundation has no seal.

            WITNESS my hand, in the Country and City aforesaid, this 21st day of December, 1982.

                                                      /s/ J.A.E. Koning
                                                      -----------------

My Commission expires

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